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                                                                   EXHIBIT 10.57

                           LOAN AND SECURITY AGREEMENT


Agreement No. 30450                                      Dated as of May 7, 1997

                                     between

                           MMC/GATX PARTNERSHIP NO. I
                             Four Embarcadero Center
                                   Suite 2200
                             San Francisco, CA 94111

                                    as Lender

                                       and

                          SHAMAN PHARMACEUTICALS, INC.
                             a Delaware corporation
                              213 East Grand Avenue
                          South San Francisco, CA 94080

                                   as Borrower

                            CREDIT AMOUNT: $5,000,000


                        Treasury Note Maturity: 36 months
                                              -----
                          Loan Margin: 820 basis points
                                      -----
                    Commitment Termination Date: May 16, 1997


        The defined terms and information set forth on this cover page are a part of the LOAN AND SECURITY AGREEMENT, dated as of the date first written above (this "Agreement"), entered into by and between MMC/GATX PARTNERSHIP NO. I ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:



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                                    ARTICLE I
                                 INTERPRETATION

1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

            "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California or Illinois or other day on which banking institutions are authorized or obligated to close in California or Illinois.

            "Claim" has the meaning given to that term in Section 10.03.

            "Collateral" has the meaning given to that term in Section 5.01(a).

            "Commitment Fee" has the meaning given to that term in Section 2.04.

            "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

            "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

            "Current Assets" shall mean the aggregate amount of all of the consolidated assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

            "Current Liabilities" shall mean the aggregate amount of all of the consolidated liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

            "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

            "Default Rate" shall mean the per annum rate of interest equal to the higher of (i) 18% or (ii) the Prime Rate plus 6%, but such rate shall in no event be more than the highest rate permitted by applicable law.

            "Disclosure Schedule" has the meaning set forth in the definition of the term "Permitted Liens."

            "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

            "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

            "Funding Date" shall mean the date on which the Loan is made to or on account of Borrower under this Agreement.



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            "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

            "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

            "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days and those trade payables which remain subject to a good faith dispute), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

            "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

            "Landlord Consent" shall mean a consent in the form of Exhibit C or such other form as Lender may agree to accept.

            "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

            "Loan" shall mean the loan advanced by Lender to Borrower under this Agreement.

            "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

            "Loan Rate" shall mean, with respect to the Loan, the per annum rate of interest equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the Loan is made, plus (b) the Loan Margin.

            "Note"shall mean the secured promissory note of Borrower substantially in the form of Exhibit A.

            "Obligations" has the meaning given to that term in Section 5.01.

            "Operative Documents" shall mean this Agreement, the Note, the Warrant, the Landlord Waiver and Consent(s) and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

            "Payment Date" means the fifteenth day of each calendar month.



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            "Permitted Indebtedness" shall mean and include:

                (a) Indebtedness of Borrower to Lender;

                (b) Indebtedness of Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens;

                (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business; and

                (d) Other Indebtedness of Borrower not exceeding Two Hundred
            Fifty Thousand Dollars ($250,000) at any time.

            "Permitted Investments" shall mean and include:

                (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

                (b) Investments in marketable obligations issued or fully
            guaranteed by the United States and maturing not more than one (1) year from the date of issuance; and

                (c) Investments in open market commercial paper rated at least
            "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

                (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

                (e) Investments consisting of deposit accounts of Borrower in which Lender has a perfected security interest;

                (f) Investments permitted under Borrower's Investment Policy, dated as of October 9, 1995, as it may be amended by Borrower's Board of Directors from time to time; and

                (g) Other Investments aggregating not in excess of Two Hundred
            Fifty Thousand Dollars ($250,000) at any time.

            "Permitted Liens" shall mean (a) the Lien created by this Agreement,
(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (c) Liens identified on the disclosure schedule attached hereto as Schedule 2 ("Disclosure Schedule"), (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired, and (B) no such Lien shall be created, incurred, assumed or suffered



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to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities, (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, and (g) Liens or similar arrangements entered into in connection with joint ventures and corporate collaborations.

            "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

            "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by Bank of America NT & SA (or its successor) as its reference rate, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

            "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

            "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

            "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

            "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit C.


            1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

            1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

            1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

            1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

            1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and



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in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.


                                   ARTICLE II
                                   THE CREDIT

            2.01. Credit Facility.

            (a) Commitment. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to make a Loan in the principal amount of Five Million Dollars ($5,000,000).

            (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of the Loan from the date the Loan is made until the Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined in accordance with the definition of Loan Rate. All computations of such interest shall be based on a year of twelve 30 day months. The Loan Rate applicable to the Loan shall not be subject to change in the absence of manifest error. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

            (c) Payments of Principal and Interest. On each Payment Date, commencing on June 15, 1997, Borrower shall make equal payments of principal and interest each in the amount set forth in the Note. Payments of principal and interest on the Loan may not be prepaid.

            2.02. Use of Proceeds; the Loan and the Note; Disbursement.

            (a) Use of Proceeds. The proceeds of the Loan shall be used solely for working capital or general corporate purposes of Borrower.

            (b) The Loan and the Note. The obligation of Borrower to repay the unpaid principal amount of and interest on the Loan shall be evidenced by the Note. Lender may, and is hereby authorized by Borrower to, endorse on a grid annexed to the Note appropriate notations regarding the Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

            (c) Disbursement. Subject to the satisfaction of the conditions set forth in this Agreement, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

            (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder, and (ii) the Commitment Termination Date.



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            2.03. Other Payment Terms.

            (a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States, in immediately available funds, at the address for payments and in the manner specified in Section 10.05(b).

            (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

            (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest at the Default Rate shall be based on a year of twelve 30 day months.

            2.04. Commitment Fee. Lender has received a commitment fee from Borrower in the amount of $20,000 (the "Commitment Fee"). Any portion of the Commitment Fee not utilized to pay Lender's expenses (not to exceed $10,000) will be applied by Lender to amounts due under the Note in the order in which such amounts are due. If the Loan is not made, any remaining balance of the Commitment Fee shall be retained by Lender.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


            3.01. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower makes the following representations and warranties to Lender as of the date hereof and again on the Funding Date:

            (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in the state of California. Borrower has no Subsidiaries.

            (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

            (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

            (d) Title to Properties. Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has title and ownership of, or is licensed under, all Intellectual Property, with no known infringement of the rights of others. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person.



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Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower. Borrower does not own any right, title or interest in or to any real property or motor vehicles, other than motor vehicles leased for executives as part of a benefit arrangement.

            (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrant. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            (f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

            (h) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the California Secretary of State, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien existing on the date of this Agreement may create any priority to Lender's Lien under this Agreement) to the extent a security interest in such Collateral may be perfected with the filing of a financing statement with the California Secretary of State and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens).

            (i) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement.

            (j) Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about in business or a transaction, for which such Person's property would constitute an unreasonably small capital.



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            (k) Catastrophic Events; Labor Disputes. None of Borrower or its
properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

            (l) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 1996.

            (m) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lender by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Lender recognizes that all financial projections furnished to the Lender by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.

            (n)     Certain Agreements of Officers, Employees and Consultants.

                    (i) To Borrower's knowledge, no officer, employee or consultant of Borrower is, or is now expected to be, in material violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to the best of Borrower's knowledge, the continued employment of Borrower's officers, employees and consultants do not subject Borrower to any liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

                    (ii) To the knowledge of Borrower, no officers of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.



                                   ARTICLE IV
                             REPORTING REQUIREMENTS


            4.01.  Furnishing Reports.  Borrower shall furnish to Lender:

            (a) Financial Statements. Promptly as they are available and in any event: (i) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower's Form 10-Q



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

with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

            (b) Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

            (c) Miscellaneous. Such other information as Lender may reasonably request from time to time.

                                    ARTICLE V
                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY


            5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loan made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and reasonable attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to the following to the extent they do not include Intellectual Property:

                    (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                    (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

                    (c) All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                    (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

                    (e) All documents, cash, deposit accounts, investment property, securities entitlements, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's books relating to the foregoing;

                    (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property; but

                    (g) Excluding, all Intellectual Property.

Notwithstanding the foregoing provisions of this Section 5.01, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any property or general intangibles which are now or hereafter held by Borrower as licensee, lessee or otherwise, to the extent that (i) such property or general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term Collateral shall include, (A) any and all proceeds of such property and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded property or general intangible being obtained., thereafter such property or general intangibles as well as any and proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral.

            5.02. Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender, upon payment in full and the satisfaction of the Obligations, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

            5.03. Possession of Collateral. Except as set forth in Section 5.04, so long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

            5.04 Location of Collateral. The Collateral is and shall remain in the possession of Borrower at Borrower's address stated on the cover page of this Agreement, except for (i) deposit accounts at banks and securities accounts held by broker-dealers, and (ii) other Collateral having an aggregate fair market value of not more than One Hundred Thousand Dollars ($100,000) which may be moved to other locations from time to time.

            5.05 Lien Subordination. Lender agrees that the Liens granted to it hereunder shall be subordinate to the Liens of existing and future lenders providing equipment financing and equipment lessors; provided that such Liens are confined solely to the equipment so financed and the proceeds thereof; and provided, further, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to other lenders or equipment lessors and Lender's rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lenders or equipment lessors. Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 5.05 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lender than those described in this Section 5.05.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS


            6.01.  Affirmative Covenants.

            (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

            (b) Inspection Rights. Borrower shall, at any reasonable time and from time to time, permit Lender or any of its agents or representatives to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral.

            (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of tangible personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of tangible Collateral to become a fixture to real estate or an accession to other tangible personal property, without the prior written consent of Lender. Borrower shall not permit any such material item of tangible Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lender has any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

            (d)     Insurance.

                    (i) Borrower shall, obtain and maintain for the Term, at its own expense, (x) "all risk" insurance against loss or damage to the Collateral,
(y) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender, and (z) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

                    (ii) The deductible with respect to "all-risk" insurance required by clause (x) above and product liability insurance required by clause
(y) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (y) above shall be at least $3,000,000 per occurrence. The amount of the products liability and completed operations insurance required by clause (y) above shall be at least $3,000,000 per occurrence. Each "all risk" policy shall: (x) name Lender as loss payee, (y) provide for each insurer's waiver of its right of subrogation against Lender, and (z) provide that such insurance (A) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (w) name Lender as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage) and (x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies shall (y) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (z) shall contain a clause requiring the insurer to give Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Borrower shall on or prior to the first Funding Date and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.



                                   ARTICLE VII
                               NEGATIVE COVENANTS

            7.01. Negative Covenants. So long as the Obligations remain outstanding, Borrower shall not:

            (a) Name; Location of Chief Executive Office and Collateral. Without thirty (30) days prior written notice to Lender, change its chief executive office or principal place of business or remove or cause to be removed from the location set forth on the cover page hereof or move any Collateral, except deposit accounts and brokerage accounts, to a location other than that set forth on the cover page hereof.

            (b) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

            (c) Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist any Lien of any kind upon any Intellectual Property, whether now owned or hereafter acquired, except Permitted Liens.

            (d) Dispositions of Collateral or Intellectual Property. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral or Intellectual Property to any Person, other than: (i) transfers of inventory, cash and cash equivalents in the ordinary course of business; (ii) transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; or (iii) transfers of worn-out or obsolete equipment. It is expressly agreed and understood that the ordinary course of Borrower's business includes entering into agreements and arrangements with third parties for research, development, manufacturing, sale or marketing of products and the licensing of Intellectual Property in connection with such agreements and arrangements.

            (e) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities in an aggregate amount not to exceed $250,000 (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in Common Stock or warrants or options therefor.

            (f) Mergers or Acquisitions. Without the prior written consent of Lender, which shall not be unreasonably withheld, merge or consolidate with or into any other Person or acquire or all or substantially all of the capital stock or assets of another Person.

            (i) Transactions With Affiliates. Shall enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons.

            (j) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) accounts located at Wells Fargo Bank, N.A., and (ii) other accounts with respect to which Lender takes such action as it deems necessary to obtain a perfected security interest in such account.

            (k) Indebtedness Payments. Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Loan Agreement or the Note) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

            (l) Subsidiaries. Without the prior written consent of Lender, which shall not be unreasonably withheld, form any Subsidiary.

            (m) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (i) trade credit in the ordinary course of business; (ii) Indebtedness existing on the date hereof and set forth on the Disclosure Schedule; (iii) Indebtedness secured by Liens permitted under clause (e) of the definition of Permitted Liens and (iv) Subordinated Indebtedness.

            (n) Investments. Make any Investment except for Permitted
Investments.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT


            8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

            8.02. Other Conditions. The obligation of Lender to make the Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

            8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if the Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.


                                   ARTICLE IX
                              DEFAULT AND REMEDIES

            9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

            (a) Borrower shall (i) default in the payment of principal of or interest on the Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from Lender that the same is due; or

            (b) Borrower shall breach any provision of Section 7.01; or

            (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or

            (d) Borrower shall have breached the terms of the Warrant and shall have failed to cure such breach within five (5) days of notice thereof; or

            (e) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

            (f) Any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

            (g) An uncured default shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity (or within any grace period thereafter) or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower in an amount in excess of ($250,000); or

            (h) A proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

            (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

            (j) A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Borrower) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty
(30) days during which
execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

            9.02. Consequences of Event of Default. (a) If an Event of Default specified under clauses (a) through (g) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan, together with interest thereon, and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make the Loan and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower.

            (b) If an Event of Default specified under clause (h) or (i) of
Section 9.01 shall occur, then immediately and without notice (i) the Loan, together with interest thereon, and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loan and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

            9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:

            (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder.

            (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale.

            (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.


            9.05. Effect of Sale. Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

            9.06. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

            (a) First, to the payment of reasonable costs and expenses, including all reasonable amounts reasonably expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper and reasonable fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

            (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Note; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

            (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and

            (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

            9.07. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS


            10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

            10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

            10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all reasonable costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential damages to third parties), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises of Borrower, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a proximate result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

            10.04. Waivers. (a) Borrower shall give Lender written notice within one hundred eighty (180) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lender whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Operative Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lender with respect hereto or thereto, and that if it shall fail to give such notice to Lender with regard to any such claim or cause of action, Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

            10.05. Notices; Payments. (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:


       Borrower:  At the address set forth on the cover page of this Agreement.

       Lender:    MMC/GATX PARTNERSHIP NO. I
                  c/o GATX Capital Corporation
                  Four Embarcadero Center
                  Suite 2200
                  San Francisco, California  94111
                  Telephone No.:  415-955-3200
                  Telecopier No.:  415-955-3493
                  Attention:  Contract Administration

with a copy of all financial information to:

                  MEIER MITCHELL & COMPANY
                  4 Orinda Way, Suite 200B
                  Orinda, California 94563

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

            (b) Unless Lender specifies otherwise in writing, all payments shall be made to:

                  MMC/GATX PARTNERSHIP NO. I
                  c/o GATX Capital Corporation, as Agent
                  Box 71316
                  Chicago, Illinois  60694

            10.06. Termination. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

            10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

            10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of the Loan hereunder, the granting of security and the issuance of the Note.

            10.09. Governing Law. THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. ANY ACTION TO ENFORCE THIS AGREEMENT AGAINST BORROWER MAY BE BROUGHT IN CALIFORNIA OR, WITH REGARD TO COLLATERAL, MAY ALSO BE BROUGHT WHEREVER SUCH COLLATERAL IS LOCATED.

            10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, Lender shall remain solely responsible for the performance of its obligations under this Agreement, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with this Agreement and the other Loan Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

            10.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

            10.12. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

            10.13. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral,
(e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

            10.14 Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than Lender's or Lender's partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party' having a legal right to make such disclosure, or (d) is independently developed by Lender.

            IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                               SHAMAN PHARMACEUTICALS, INC.



                               By:    /s/ LISA A CONTE
                                   ----------------------------------------
                               Name:  Lisa A. Conte
                                   ----------------------------------------
                               Title: President and CEO
                                   ----------------------------------------

                               MMC/GATX PARTNERSHIP NO. I

                               By: Meier Mitchell & Company, as general partner



                               By:
                                   ----------------------------------------
                               Name:
                                   ----------------------------------------
                               Title:
                                   ----------------------------------------

            IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                               SHAMAN PHARMACEUTICALS, INC.



                               By:
                                   ----------------------------------------
                               Name:
                                   ----------------------------------------
                               Title:
                                   ----------------------------------------

                               MMC/GATX PARTNERSHIP NO. 1

                               By: Meier Mitchell & Company, as general partner



                               By:    /s/ JAMES V. MITCHELL
                                   ----------------------------------------
                               Name:  James V. Mitchell
                                   ----------------------------------------
                               Title:  Secretary
                                   ----------------------------------------

SCHEDULES

            1       Funding Certificate
            2       Disclosure Schedule
            3       Conditions Precedent

EXHIBITS

            A       Form of Secured Promissory Note
            B       Form of Landlord Consent
            C       Form of Warrant
            D       Form of Opinion of Counsel

                                   SCHEDULE 1

                               FUNDING CERTIFICATE


            The undersigned,___________________ , being the duly elected and acting_____________________________ of SHAMAN PHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), does hereby certify to MMC/GATX Partnership No. 1, in connection with that certain Loan and Security Agreement dated as of May 7, 1997, (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

            1.          The representations and warranties made by Borrower in
                        Article III of the Loan Agreement and in the other Operative Documents are true and correct as of the date hereof.

            2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

            3. Borrower is in compliance with the covenants and requirements contained in Articles IV, VI and VII of the Loan Agreement.

            4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof been satisfied.

            5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.



Dated: May 7, 1997

                                          SHAMAN PHARMACEUTICALS, INC.



                                          By:
                                             ----------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE

            Any and all liens and security interests created under or pursuant to any of the agreements filed or incorporated by reference as exhibits to Borrower's Registration Statement on Form S-3 (file no. 333-23211) declared effective by the Securities and Exchange Commission on April 15, 1997.

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

PART I:

            At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:


            (a) The Warrant and amendments to certain existing warrants to purchase the Common Stock of Borrower;

            (b) A Landlord Consent, from the owner of each building in which Collateral is anticipated to be located;

            (c) A favorable opinion of counsel for Borrower, dated as of the closing date, in the form attached hereto as Exhibit D;

            (d) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

            (e) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

            (f) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

            (g) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant, the Note and the other Operative Documents; and

            (h) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

            (i) Notices of Security Interest to Depository Banks in the forms provided by Lender; and

            (j) All other documents as Lender shall have reasonably requested.


PART II

            On or prior to the Funding Date of the Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

            (a) Borrower shall have provided to Lender such documents, instruments and agreements as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Article V;

            (b) No Event of Default or Default shall have occurred and be continuing;

            (c) Borrower shall have duly executed and delivered to Lender the Note;

            (d) In Lender's sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since March 14, 1997, any material adverse change in Borrower's stock price;

            (e) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

            (f) Each of the Operative Documents remains in full force and effect; and

            (g) The Funding Date of the Loan shall not be later than the Commitment Termination Date.

                                   Exhibit A

                        Form of Secured Promissory Note

                              [see Exhibit 10.58]

                                                                      EXHIBIT B


RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

MMC/GATX PARTNERSHIP NO. I
c/o GATX CAPITAL CORPORATION, Agent
Four Embarcadero Center, Suite 2200
San Francisco, CA 94111
Attn: Contract Administration
-------------------------------------------------------------------------------

                         LANDLORD'S WAIVER AND CONSENT

        THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of ___________________, 199__, is executed by and between ____________________
("Landlord") and MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender").

                                    RECITALS

        A. Landlord and SHAMAN PHARMACEUTICALS, INC. ("Tenant") are parties to a ______________________ [Lease Agreement], dated as of ____________________, 19__ (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as ______________________, and more particularly described in Attachment 1 hereto (the "Premises").

        B. Tenant and Lender intend to or have entered into a Loan and Security Agreement dated as of May 7, 1997 (the "Loan Agreement") pursuant to which Lender has agreed or will agree to make a loan to Tenant from time to time secured by certain assets (the "Assets") which will be located on the Premises.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lender hereby agree as follows:

        1. Waiver and Consent. Landlord hereby does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Assets, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Assets nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Assets' annexation, the Assets' adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Assets (or any item thereof) may be repossessed by lender; (c) in connection with such repossession or otherwise, Lender, and any of its agents and employees, may enter upon the Premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Assets (or any item thereof); and (d) the right of Lender to enter the Premises and the other rights granted to Lender in this Waiver shall not terminate until up to thirty (30) days after Lender receives written notice from Landlord of the termination of the Lease; provided, that if Lender exercises its rights hereunder, for any such period after the termination of the Lease, Lender shall pay to Landlord a pro rated rental payment for the space in which the Assets are located (at the last monthly rate payable by Tenant) for the period until the Assets are removed.

        2. Costs. Lender agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lender solely from the exercise of its rights under clauses (b) or (c) of Paragraph 1 above.

        3. Lease Defaults. Landlord further agrees to provide Lender with telephonic confirmation of any default or event of default under the Lease upon inquiry by Lender.

        4. Landlord's Representations and Warranties. Landlord hereby warrants and represents to Lender that (a) Landlord is the lessor under the Lease;
(b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (e) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; and (f) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice.

        5. Miscellaneous. This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Loan Agreement or any present or future agreement between Tenant and Lender which involves the Assets. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender or to third parties who may become the lender, directly or indirectly, to Tenant. Lender shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Landlord and Lender have executed this Waiver as of the date and year first written above.

                                LANDLORD:
                                ----------------------------------------------

                                By:
                                ----------------------------------------------

                                Name:
                                ----------------------------------------------

                                Title:
                                ----------------------------------------------

                                LENDER:

                                MMC/GATZ PARTNERSHIP NO. 1

                                By: Meier Mitchell & Company, as general partner


                                By:
                                ----------------------------------------------

                                Name:
                                ----------------------------------------------

                                Title:
                                ----------------------------------------------

                              ATTACHMENT 1

                       LEGAL DESCRIPTION OF PREMISES

                         (To Be Provided By Tenant)

State of________________)
                        )
County of ______________)

     On _____________, 199___ before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




Signature _______________________       (Seal)





State of _______________)
                        )
County of ______________)

     On _____________, 199___ before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




Signature _______________________       (Seal)

                                   EXHIBIT C

                                FORM OF WARRANT


                              [See Exhibit 10.59]

                                   EXHIBIT D
                           FORM OF OPINION OF COUNSEL

                                  May 7, 1997

MMC/GATX Partnership No. I
c/o GATX Capital Corporation, Agent
Four Embarcadero Center
Suite 2200
San Francisco, California 94111

Gentlemen:

        We have acted as counsel for SHAMAN PHARMACEUTICALS, INC. (the "Borrower") in connection with (i) the execution of the Loan and Security Agreement of even date herewith (the "Loan") between Borrower and MMC/GATX Partnership No. I ("Lender"), (ii) the issuance of a warrant to purchase _______ shares of Borrower's [Common] [Series ____ Preferred] Stock (the "Warrant") and (iii) the transactions contemplated thereby. This opinion is being rendered to you pursuant to Section 8.01 of the Loan Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Loan Agreement.

        In connection with this opinion and our representation, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

          (i)   The Loan Agreement;

         (ii) The Warrant and exhibits thereto dated as of May 7, 1997, issued by Borrower to Lender;

        (iii)   The Note dated as of __________, 1997;

         (iv) The Restated Certificate of Incorporation and the Bylaws of Borrower, each as in effect on the date hereof;

          (v) The certificate of an officer of Borrower as to certain factual matters ("Officer Certificate");

         (vi) Certificates issued by the Secretary of State of the State of ______________ dated _______________, 199_, [and the Secretary of State of the State of ____________________, dated _________________, 199_,] certifying the good standing of the Borrower;

        (vii) Such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

        The Loan Agreement, the Note and the Warrant are hereinafter referred to as the "Transaction Documents."

        In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimile, telecopied or photostatic copies thereof. As to certain matters of fact material to our opinion, we have relied upon the Officer Certificate and upon your representations in the Transaction Documents.

        As used in this opinion, the expression "to the best of our knowledge," means the actual present knowledge or belief of those attorneys in our firm who have or who are currently representing Borrower. We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm's representation of Borrower in connection with the Transaction Documents.

        Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

                (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware [and is duly qualified to do business and in good standing in the State of California].

                (b) Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrant. All action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

                (c) The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower's Restated Certificate of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

                (d) The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. Except for ____________, to our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents in connection with an exemption from state usury laws or in connection with any other matter.

                (e) The Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

                The opinions set forth above are subject to the following additional qualifications, assumptions, limitations and exceptions:

                (A) The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

                (B) Limitations imposed by general equitable principles upon the specific enforceability of any of the provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

                (C) We express no opinion as to the enforceability of any choice of law provision in the documents.

                (D) We express no opinion as to the compliance or noncompliance with applicable antifraud statutes under the rules and regulations of state and federal securities laws concerning the issuance of the Warrant.

                (E) We express no opinion herein concerning any law other than the law of the State of California, [the general corporate law of the State of Delaware] and the federal laws of the United States of America.

        This opinion is furnished to you solely for your benefit and may not be relied upon by any other person (other than assignees of any of your rights) without our prior written consent, which consent shall not be unreasonably withheld or delayed.


                                        Very truly yours,


                                        _______________________________________




                                      D-2